As filed with the Securities and Exchange Commission on May 26, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2958132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

Telephone: (610) 265-3229

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur H. Miller

Executive Vice President and General Counsel

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

Telephone: (610) 265-3229

Facsimile: (610) 265-1730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francis E. Dehel Melissa Palat Murawsky Blank Rome LLP One Logan Square Philadelphia, PA 19103 Telephone: (215) 569-5500 Facsimile: (215) 832-5532	Andrew J. Pitts Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Telephone: (212) 474-1000 Facsimile: (212) 474-3700

As soon as practicable on or after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-124737

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $.01 per share, to be issued and sold by the Registrant	335,699	(1)	$14.84	(2)	$4,981,774	$587
Common Stock, par value $.01 per share, to be sold by selling stockholders	358,865	(1)	$14.84	(2)	$5,325,557	$627
Total	694,564					$1,214

(1)	Amount to be registered includes 43,785 shares of common stock issuable by the registrant and 46,810 shares to be sold by selling stockholders upon exercise of the underwriters’ over-allotment option.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 111 under the Securities Act, the Registrant hereby certifies that at the time of filing of this Registration Statement: (i) the Registrant or its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the Registrant’s account or its agent’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement: (ii) the Registrant or its agent will not revoke such instructions; and (iii) the Registrant or its agent has sufficient funds in such account to cover the amount of such filing fee. The Registrant undertakes to confirm receipt of the wire transfer instruction by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This Registration Statement relates to the public offering of common stock of GSI Commerce, Inc. contemplated by a Registration Statement on Form S-3 (SEC File No. 333-124737), as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 25, 2005. This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by the registrant by 335,699 shares, including up to 43,785 additional shares that may be sold pursuant to the exercise of the Underwriters’ over-allotment option, and the number of shares to be offered in the public offering by the selling stockholders by 358,865 shares, including up to 46,810 additional shares that may be sold pursuant to the exercise of the Underwriters’ over-allotment. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-124737 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit
5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signatures page of the Registration Statement on form S-3 (File No. 333-124737) filed with the Commission on May 9, 2005 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on May 26, 2005.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin
Chairman, Co-President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael G. Rubin Michael G. Rubin	Chairman, Co-President Chief Executive Officer (principal executive officer)	May 26, 2005

/s/ Jordan M. Copland Jordan M. Copland	Executive Vice President and Chief Financial Officer (principal financial and principal accounting officer)	May 26, 2005

* Kenneth J. Adelberg	Director	May 26, 2005

* M. Jeffrey Branman	Director	May 26, 2005

* Ronald D. Fisher	Director	May 26, 2005

* Harvey Lamm	Director	May 26, 2005

* Mark S. Menell	Director	May 26, 2005

* Michael S. Perlis	Director	May 26, 2005

* Jeffrey F. Rayport	Director	May 26, 2005

*By:	/s/ Michael G. Rubin
Michael G. Rubin
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5).

24.1	Power of Attorney (included on the signatures page of the Registration Statement on form S-3 (File No. 333-124737) filed with the Commission on May 9, 2005 and incorporated herein by reference).